UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20548


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 1, 2006


                          RIDGEWOOD ENERGY P FUND, LLC
             (Exact name of registrant as specified on its charter)


         Delaware                  000-51926                   86-1133315
(State of Incorporation)    (Commission File Number)    (IRS Employer ID Number)

                   Registrant's address and telephone number:
                  1314 King Street, Wilmington, Delaware 19801
                                 (302) 888-7444




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.06.     Material Impairments

On December 1, 2006, Ridgewood Energy P Fund, LLC (the "Fund") was informed by its operator Nexen, Petroleum, U. S. A. Inc. ("Nexen"), that the exploratory well being drilled by Nexen in the West Cameron 109 ("WC 109") lease block did not have commercially productive quantities of either oil or natural gas and has therefore been deemed an unsuccessful well or dry-hole. The Fund owns a 22.5% working interest in WC 109.

As a result of the dry-hole, the Fund concluded a material charge for impairment of its working interest in the WC 109 lease block is required. In addition, the WC 109 well will be abandoned. The abandonment and impairment will result in a charge of approximately $8 million in the fourth quarter of 2006. The impairment is not expected to result in or require any further significant cash expenditures.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                   RIDGEWOOD ENERGY P FUND, LLC

Date:  December 6, 2006            By: /s/ Kathleen P. McSherry
                                       ------------------------
                                       Kathleen P. McSherry
                                       Senior Vice President and Chief Financial
                                       Officer